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                                                                    EXHIBIT 24.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporated by reference in the Registration Statement on Form S-8 pertaining to the Fluor Daniel GTI, Inc. 1997 Stock Plan of our report dated December 10, 1996, with respect to the financial statements of Fluor Daniel Environmental Services, Inc. for the year ended April 30, 1996 included in the Annual Report (Form 10-K) of Fluor Daniel GTI, Inc. filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP

Orange County, California
January 27, 1998